Dohan and Company

Certified Public Accountants

A Professional Association

7700 North Kendall Drive 200

Miami, Florida 33156

May 31, 2005

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated May 27, 2005, of Capital Hill Gold, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Nancy L. Brown, CPA
Director

Dohan and Company CPAs